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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      March 21, 2000
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                                    e4L, Inc.
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               (Exact name of registrant as specified in charter)

        Delaware                        I-6715                   13-2658741
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 (State or Other Juris-        (Commission File Number)        (IRS Employer
diction of Incorporation)                                    Identification No.)

15821 Ventura Boulevard, 5th Floor, Los Angeles, California            91436
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(Address of principle executive offices)                             (Zip Code)

Registrant's telephone number, including area code  818-461-6400
                                                   ---------------

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        (Former name or former address, if changed since last report.)

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                    Exhibit Index appears on Page 5 hereof.

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Item 5. Other Events.

      On March 21, 2000, e4L, Inc. ("e4L") consummated a transaction pursuant to which two institutional investors (the "Preferred Investors") purchased an aggregate of (i) $5 million of e4L's newly-created Series G Convertible Preferred Stock, stated value $1,000 per share (the "Series G Preferred Stock") and $5 million of e4L's newly-created Series H Convertible Preferred Stock, stated value $1,000 per share (the "Series H Preferred Stock" and, collectively with the Series G Preferred Stock, the "Preferred Stock").

      The Preferred Stock is convertible into the number of shares of e4L common stock, par value $.01 per share ("Common Stock"), as is determined by dividing
(i) the aggregate stated value of the Preferred Stock being converted by (ii) the conversion price then in effect, which shall initially be set at $2.9575 per share of Common Stock (the "Fixed Conversion Price"), which was 130% of the ten
(10) day average closing price of the Common Stock prior to the closing date of the transaction. Beginning on December 21, 2000 (and on each six-month anniversary thereafter, each a "Reset Date"), the conversion price will be reset to the lesser of (i) the Fixed Conversion Price or (ii) 100% of the average of the ten lowest trade prices on each of ten trading days out of the 20 trading days on which the lowest trade prices occurred immediately preceding a Reset Date. Following December 21, 2000, if the Common Stock trades at greater than $4.50 per share for any 20 consecutive trading days, then the conversion price of the Series G Preferred Stock shall be $2.9575 per share thereafter. Following December 21, 2000, if the Common Stock trades at greater than $5.50 per share for any 20 consecutive trading days, then the conversion price of the Series H Preferred Stock shall be $2.9575 per share thereafter. The Preferred Stock pays a dividend equal to 4% per annum, payable quarterly, commencing June 1, 2000, in cash or as an accretion to the stated value of the Preferred Stock, at e4L's option. The Preferred Stock is subject to redemption in certain circumstances as set forth in the Certificates of Designations.

      In connection with the issuance of the Preferred Stock, e4L issued warrants (the "e4L Warrants") to purchase an aggregate of 659,340 shares of e4L common stock to the Preferred Investors. The e4L Warrants are exercisable until March 21, 2005 at an exercise price of $2.9575 per share of Common Stock (subject to anti-dilution adjustments). e4L also issued to the Preferred Investors warrants to purchase from e4L an aggregate of 250,000 common units (the "BuyItNow Warrants") of BuyItNow.com, LLC, an affiliate of e4L. The BuyItNow Warrants are exercisable until March 21, 2005 at an exercise price equal to $5.00 per unit.

      Copies of the Series G Convertible Preferred Stock Certificate of Designations, the Series H Convertible Preferred Stock Certificate of Designations, the form of e4L Warrant, the form of BuyItNow Warrant, the form of Subscription Agreement and the form of Registration Rights Agreement executed in connection with the transaction are attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4, 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)   Exhibits


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      4.1   Certificate of Designations of the Series G Convertible Preferred
            Stock.

      4.2   Certificate of Designations of the Series H Convertible Preferred
            Stock.

      4.3 Form of e4L Warrant issued in connection with the Series G Convertible Preferred Stock and Series H Convertible Preferred Stock.

      4.4 Form of BuyItNow Warrant issued in connection with the Series G Convertible Preferred Stock and Series H Convertible Preferred Stock.

      10.1 Form of Subscription Agreement, dated as of March 21, 2000, between e4L and the Preferred Investors.

      10.2 Form of Registration Rights Agreement, dated as of March 21, 2000, between e4L and the Preferred Investors.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    e4L, Inc.
                                    (Registrant)


Date: March 23, 2000                By:      /s/ Daniel M. Yukelson
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                                    Name:  Daniel M. Yukelson
                                    Title: Executive Vice President/Finance
                                           and Chief Financial Officer


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                                  EXHIBIT INDEX

No.
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4.1   Certificate of Designations of the Series G Convertible Preferred Stock.

4.2   Certificate of Designations of the Series H Convertible Preferred Stock.

4.3 Form of e4L Warrant issued in connection with the Series G Convertible Preferred Stock and Series H Convertible Preferred Stock.

4.4 Form of BuyItNow Warrant issued in connection with the Series G Convertible Preferred Stock and Series H Convertible Preferred Stock.

10.1 Form of Subscription Agreement, dated as of March 21, 2000, between e4L and the Preferred Investors.

10.2 Form of Registration Rights Agreement, dated as of March 21, 2000, between e4L and the Preferred Investors.